Exhibit 10.1
PURCHASE AGREEMENT
between
CANADA PENSION PLAN INVESTMENT BOARD
and
ENSTAR GROUP LIMITED
March 23, 2023

PURCHASE AGREEMENT
This Purchase Agreement (this “Agreement”) is dated as of March 23, 2023 by and between Canada Pension Plan Investment Board, a Canadian federal Crown corporation (“CPPIB”), and Enstar Group Limited, a Bermuda exempted company (“Enstar”).
RECITALS
WHEREAS, CPPIB is the record and beneficial owner of (a) 1,192,941 non-voting convertible ordinary Series C shares, par value $1.00 per share, of Enstar (“Non-Voting Series C Shares”) and (b) 404,771 non-voting convertible ordinary Series E shares, par value $1.00 per share, of Enstar (“Non-Voting Series E Shares”) (the shares described in the foregoing clauses (a) and (b), collectively, the “Shares”); and
WHEREAS, CPPIB desires to sell to Enstar, and Enstar desires to acquire from CPPIB, all of the Shares, as more specifically provided herein (such sale and acquisition, the “Transaction”).
NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
1.1    Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:
“Applicable Law” means, with respect to any Person, all provisions of Law that apply to such Person and such Person’s activities, assets and property.
“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in Toronto, Canada, New York, New York or Hamilton, Bermuda are authorized or required by Applicable Law to close.
“Closing Date” means the date on which the Closing (as defined below) occurs.
“Governmental Authority” means any international, supranational or national government, any state, provincial, local or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission, court, tribunal or arbitrator, or any self-regulatory organization.
“Law” means any treaty, code, statute, law (including common law), rule, regulation, convention, ordinance, order, regulatory policy statement or similar guidance, binding directive or decree of any Governmental Authority.
“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right, restriction or limitation of any kind, whether arising by agreement, operation of Law or otherwise, except for any lien, charge, security interest, encumbrance, right of first refusal, preemptive right, restriction or limitation pursuant to any Applicable Law or the organizational documents of Enstar.
“Permit” means any consent, franchise, license, approval, authorization, registration, certificate, certification or permit issued or granted by any Governmental Authority.
“Person” means any individual, partnership, firm, corporation, association, trust, unincorporated organization, joint venture, limited liability company, limited partnership or other entity.

ARTICLE II
PURCHASE AND SALE
2.1    Agreement to Purchase. At the Closing, Enstar shall pay to CPPIB the amounts set forth on Schedule 1 in respect of the Non-Voting Series C Shares and the Non-Voting Series E Shares (such amounts, together, the “Closing Payment”) and CPPIB shall, in exchange thereof, sell to Enstar the number of Non-Voting Series C Shares and Non-Voting Series E Shares as set forth opposite CPPIB’s name on Schedule 1, free and clear of all Liens.
2.2    Closing. The closing of the Transaction (the “Closing”) shall, subject to the conditions herein, occur on March 28, 2023 or at such other date and time as the parties shall mutually agree in writing. The Closing shall occur at 9:00 a.m. Eastern Time at the offices of Hogan Lovells US LLP, 1735 Market Street, Philadelphia, PA 19103, or such other location or time as the parties shall mutually agree in writing.
2.3    Deliveries.
(a)    On the Closing Date, Enstar shall deliver or cause to be delivered to CPPIB the following:
(i)    the Closing Payment owed to CPPIB by wire transfer of immediately available funds to an account or accounts designated by CPPIB on Schedule 2 (the “Closing Payment Account”); and
(ii)    a certificate signed by a duly authorized officer of Enstar certifying that the conditions set forth in Sections 2.4(b)(i) and (ii) have been satisfied.
(b)    On the Closing Date promptly after receipt of the Closing Payment into the Closing Payment Account, CPPIB shall deliver or cause to be delivered to Enstar the following:
(i)    duly executed share transfer forms in favor of Enstar for the transfer of all of the Shares in the form attached as Exhibit A hereto and any certificates representing such Shares; and
(ii)    a certificate signed by a duly authorized officer of CPPIB certifying that the conditions set forth in Sections 2.4(a)(i) and (ii) have been satisfied.
2.4    Closing Conditions.
(a)    The obligations of Enstar hereunder in connection with the Closing are subject to the following conditions being met:
(i)    the accuracy in all material respects on the Closing Date of the representations and warranties of CPPIB contained herein (except (A) to the extent expressly made as of an earlier date, in which case only as of such date, and (B) for the representations and warranties in Section 3.2(c), which must be accurate in all respects on the Closing Date);
(ii)    all obligations, covenants and agreements of CPPIB under this Agreement required to be performed at or prior to the Closing Date shall have been performed in all material respects;
(iii)    the delivery by CPPIB of the items set forth in Section 2.3(b) of this Agreement; and
(iv)    the filing of appropriate pre-closing notices of the Transaction to the applicable regulators in the jurisdictions set forth on Exhibit B hereto and none of such regulators shall have asserted a right to review and/or approve the Transaction.

(b)    The obligations of CPPIB hereunder in connection with the Closing are subject to the following conditions being met:
(i)    the accuracy in all material respects on the Closing Date of the representations and warranties of Enstar contained herein (except to the extent expressly made as of an earlier date, in which case only as of such date);
(ii)    all obligations, covenants and agreements of Enstar under this Agreement required to be performed at or prior to the Closing Date shall have been performed in all material respects;
(iii)    the delivery by Enstar of the items required to be delivered to CPPIB set forth in Section 2.3(a) of this Agreement; and
(iv)    the filing of appropriate pre-closing notices of the Transaction to the applicable regulators in the jurisdictions set forth on Exhibit B hereto and none of such regulators shall have asserted a right to review and/or approve the Transaction.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
3.1    Representations and Warranties of Enstar. Enstar hereby represents and warrants as of the date hereof and as of the Closing Date to CPPIB as follows:
(a)    Existence; Good Standing. Enstar has been duly organized and is validly existing as an exempted company in good standing under the laws of Bermuda and has all requisite power and authority to own and operate its properties and to conduct its business as conducted as of the date hereof.
(b)    Authorization, Authority and Enforceability. This Agreement has been duly authorized, executed and delivered by Enstar. Enstar has full right, power and authority to enter into and perform its obligations under this Agreement. Assuming the due authorization, execution and delivery of this Agreement by CPPIB, this Agreement constitutes a legal, valid and binding obligation of Enstar enforceable against Enstar in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.
(c)    Approvals or Consents. Assuming the filing of the notices of the Transaction with the applicable regulators in the jurisdictions set forth on Exhibit B hereto, no consents, authorizations, waivers, filings, registrations or approvals are required under Applicable Law in connection with the execution and delivery of this Agreement by Enstar, the consummation of the transactions contemplated hereby or the performance by Enstar of its obligations hereunder.
(d)    No Conflict. The execution, delivery and performance by Enstar of this Agreement do not and will not, assuming the accuracy of the representations and warranties of CPPIB contained herein and the filing of the notices of the Transaction with the applicable regulators in the jurisdictions set forth on Exhibit B hereto, (i) violate any provision of any Law or Permit applicable to Enstar, (ii) result in a violation or breach of any provision of the Memorandum of Association or the Sixth Amended and Restated Bye-Laws of Enstar, or (iii) require any consent, approval or notice (other than those previously obtained or given) under, or otherwise violate, conflict with, result in a breach of or the loss of any benefit under, constitute (with due notice or lapse of time or both) a default under, result in the termination of or a right of termination or cancellation under, result in the creation of a Lien upon the assets of Enstar under, or accelerate the performance required by or rights or obligations under, any of the terms, conditions or provisions of any material contract or any loan agreement, credit agreement, note, mortgage, security agreement or indenture to which Enstar or any of its subsidiaries is a party or by which it is bound or to which any of its properties, assets or business is subject, except in the case of clauses (i) and (iii) where any such violation, breach, conflict or failure to receive consent or approval or to provide notice would not be, individually or in the aggregate, reasonably expected to materially delay or materially adversely impact the Transaction.

(e)    Financing; Solvency. Enstar has, and will have at the Closing, sufficient cash and other liquid assets on hand, or other sources of immediately available funds, to enable it to make the Closing Payment. Enstar has adequate surplus under Bermuda law to consummate the transactions contemplated by this Agreement and is and, prior to and after giving effect to the consummation of the transactions contemplated by this Agreement, will be, solvent.
(f)    Brokers. There is no broker, finder or other party that is entitled to receive from Enstar any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.
(g)    Reliance. Enstar acknowledges that CPPIB is relying on the representations, warranties, agreements and acknowledgments of Enstar set forth in this Agreement in engaging in the Transaction, and would not engage in such Transaction in the absence of such representations, warranties, agreements and acknowledgements.
3.2    Representations and Warranties of CPPIB. CPPIB hereby represents and warrants as of the date hereof and as of the Closing Date to Enstar as follows:
(a)    Existence; Good Standing. CPPIB is duly organized, validly existing and in good standing (or similar concept if applicable) under the laws of the jurisdiction of its organization or formation and has all requisite power and authority to own and operate its properties and to conduct its business as conducted as of the date hereof.
(b)    Authorization, Authority and Enforceability. This Agreement has been duly authorized, executed and delivered by CPPIB. CPPIB has full right, power and authority to enter into and perform its obligations under this Agreement. Assuming the due authorization, execution and delivery of this Agreement by Enstar, this Agreement constitutes a legal, valid and binding obligation of CPPIB enforceable against CPPIB in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.
(c)    Title to Shares. At the Closing, CPPIB will be the sole record and beneficial owner of, and have good and marketable title to, the Shares set forth opposite CPPIB’s name on Schedule 1. At the Closing, after payment of the Closing Payment to the Closing Payment Account, CPPIB shall deliver to Enstar good and marketable title to the Shares, free and clear of all Liens.
(d)    Approvals or Consents. Assuming the filing of the notices of the Transaction with the applicable regulators in the jurisdictions set forth on Exhibit B hereto, no consents, authorizations, waivers, filings, registrations or approvals are required under Applicable Law in connection with the execution and delivery of this Agreement by CPPIB, the consummation of the transactions contemplated hereby or the performance by CPPIB of its obligations hereunder.
(e)    No Conflicts. The execution, delivery and performance by CPPIB of this Agreement does not and will not, assuming the accuracy of the representations and warranties of Enstar contained herein and the filing of the notices of the Transaction with the applicable regulators in the jurisdictions set forth on Exhibit B hereto, (i) violate any provision of any Law or Permit applicable to CPPIB, (ii) result in a violation or breach of any provision of the organizational documents of CPPIB, or (iii) require any consent, approval or notice (other than those previously obtained or given) under, or otherwise violate, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any of the terms, conditions or provisions of any material contract or any loan agreement, credit agreement, note, mortgage, security agreement or indenture to which CPPIB is a party or by which it is bound or to which any of its properties, assets or business is subject, except in the case of clauses (i) and (iii) where any such violation or failure to receive consent or approval or to provide notice would not reasonably be expected to materially delay or materially adversely impact the Transaction.
(f)    Brokers. There is no broker, finder or other party that is entitled to receive from CPPIB any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.
(g)    Information.

(i)    CPPIB acknowledges that (i) it has taken full responsibility for determining the scope of its investigations of Enstar and its subsidiaries and for the manner in which such investigations have been conducted, and has, as of the date hereof, examined Enstar and its subsidiaries to the full satisfaction of CPPIB; and (ii) the purchase price for the Shares represents a negotiated price between sophisticated parties.
(ii)    CPPIB further acknowledges that as the issuer of the Shares, Enstar has access to (and may be or is in possession of) information about Enstar and the value of the Shares (which may include material, non-public information) that may be or is material and superior to the information available to CPPIB and that CPPIB does not have access to such information. CPPIB acknowledges and agrees that, except for the representations, warranties, covenants and agreements expressly set forth in this Agreement (subject to the terms and conditions hereof), Enstar will not have any liability arising from the transactions contemplated by this Agreement, including any liability under any securities or other Laws, rules and regulations, and CPPIB expressly waives and releases Enstar and its directors, officers and affiliates from any and all such liabilities, other than in the case of fraud under Applicable Law.
(h)    Reliance. CPPIB acknowledges that Enstar is relying on the representations, warranties, agreements and acknowledgments of CPPIB set forth in this Agreement in engaging in the Transaction, and would not engage in such Transaction in the absence of such representations, warranties, agreements and acknowledgements.
ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES
4.1    Efforts to Consummate. Enstar and CPPIB shall use their reasonable best efforts to take, or cause to be taken, all appropriate action, to do, or cause to be done, all things reasonably necessary, proper or advisable under Applicable Law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and make effective the transactions contemplated by this Agreement as promptly as possible (including, without limitation, the satisfaction of applicable conditions set forth in Section 2.4).
4.2    Fees and Expenses. Whether or not the Closing occurs, each party will pay its own fees, costs and expenses of its advisers, counsel, accountants and other experts, if any, and all other costs and expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the Transaction.
4.3    Public Announcements. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except for any press releases and public statements (including publications of financial statements and filings) the making of which may be required by Applicable Law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation, provided the foregoing shall not restrict customary disclosures by CPPIB regarding its investment in Enstar in the form customary for its disclosure of other investments.
ARTICLE V
TERMINATION
5.1    Automatic Termination. Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing if (a) a Law shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction, that permanently restrains, permanently precludes, permanently enjoins or otherwise permanently prohibits the consummation of the Transaction or makes the Transaction illegal, and such action shall have become final and non-appealable, or (b) the Closing has not occurred on or prior to 4:00 p.m. Eastern Time on March 31, 2023.
5.2    Effect of Termination. In the event of the termination of this Agreement as provided in this Article V, there shall be no liability on the part of either party; provided that nothing herein shall relieve either party from any liability or obligation with respect to any willful breach of this Agreement.

ARTICLE VI
MISCELLANEOUS
6.1    Entire Agreement. This Agreement and the documents referred to herein, together with the exhibits and schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and such documents, exhibits and schedules.
6.2    No Other Representations. Except for the representations and warranties expressly contained in this Agreement, none of the parties hereto has made or makes any other express or implied representation or warranty with respect to the Transaction contemplated hereby. Each party acknowledges and agrees that (a) in making its decision to enter into this Agreement and to consummate the Transaction contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the other party hereto set forth in this Agreement, and (b) the other party hereto has not made any representation or warranty with respect to the Transaction contemplated hereby, except as expressly set forth in this Agreement.
6.3    Notices. All notices and other communications provided for hereunder shall be made in writing by hand-delivery, facsimile, e-mail or air courier guaranteeing overnight delivery:
if to Enstar, to:

Enstar Group Limited
Windsor Place, 3rd Floor, 22 Queen Street
Hamilton HM 11
Bermuda
Attention: David Ni
Email: david.ni@enstargroup.com

with a copy (which shall not constitute notice) to:
Hogan Lovells US LLP
1735 Market Street, Suite 2300
Philadelphia, PA 19103-6996
United States
Attention: Robert C. Juelke
Email: bob.juelke@hoganlovells.com
if to CPPIB, to:

Canada Pension Plan Investment Board
One Queen Street East, Suite 2500
Toronto, ON M5C 2W5
Canada
Attention: Mike Rodgers, Managing Director, Active Equities North America
Email: mrodgers@cppib.com

with a copy (which shall not constitute notice) to:
Debevoise & Plimpton LLP
66 Hudson Boulevard
New York, NY 10001
United States
Attention: Kevin M. Schmidt
Email: kmschmidt@debevoise.com

6.4    Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by Enstar and CPPIB or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.
6.5    Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against either party. All references in this Agreement to Sections, Schedules or Exhibits, unless otherwise expressed or indicated, are to the Sections, Schedules or Exhibits of or to this Agreement.
6.6    Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder is binding upon and inures to the benefit of any parties other than the parties hereto and their respective successors and permitted assigns, and there are no third-party beneficiaries of this Agreement. Neither party will assign this Agreement (or any portion hereof, or any rights or obligations hereunder) without the prior written consent of the other party hereto.
6.7    Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the Island of Bermuda, without regard to the principles of conflicts of law thereof that would require the application of the Laws of any other jurisdiction. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the courts sitting in the Island of Bermuda. Each party hereby irrevocably submits to the exclusive jurisdiction of such courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is an improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under Section 6.3 of this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
6.8    Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or email transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email signature page were an original thereof.
6.9    Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.
6.10    Further Assurances. Each party shall execute and deliver such additional instruments, documents and other writings as may be reasonably requested by the other party, before or after the Closing, in order to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.
6.11    No Survival. The representations and warranties of the parties contained in this Agreement and in any certificate or instrument delivered pursuant to this Agreement shall survive the Closing for a period of one year from the date hereof, except that the representations and warranties in Sections 3.2(c) and (g) shall survive indefinitely.
(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.
ENSTAR GROUP LIMITED
By: /s/ Orla Gregory
Name: Orla Gregory
Title: President

CANADA PENSION PLAN INVESTMENT BOARD

By: /s/ Pat Naccarato
Name: Pat Naccarato
Title: GLT-Managing Director, Head of Active Equities Europe
[Signature Page to Purchase Agreement]

SCHEDULE 1

	Shares	Closing Payment
Canada Pension Plan Investment Board	1,192,941 Non-Voting Series C Shares	$254,251,515.33
Canada Pension Plan Investment Board	404,771 Non-Voting Series E Shares	$86,268,843.23

SCHEDULE 2

Wire Instructions
Closing Payment Account
Bank Name: State Street Bank & Trust Company
Bank Address: Boston, USA
BIC: SBOSUS33XXX
ABA: 011000028
Account Name: Canada Pension Plan Investment Board
Account Number: 00508499
Beneficiary Address: 1 Queen Street East, Suite 2500, Toronto, Ontario, M5C 2W5
Reference: NT6P

Exhibit A

Form of Stock Power
Transfer of a Share or Shares
Enstar Group Limited
(the “Company”)
FOR VALUE RECEIVED
We, Canada Pension Plan Investment Board (the “Transferor”), hereby sell, assign and transfer unto Enstar Group Limited (the “Transferee”) of Windsor Place, 3rd Floor, 22 Queen Street, Hamilton HM 11, Bermuda, [1,192,941 / 404,771] [Series C non-voting ordinary shares / Series E non-voting ordinary shares] of the Company.
DATED this day of _____________________, 2023
Signed by: In the presence of:

CANADA PENSION PLAN INVESTMENT BOARD

Transferor	Witness

Transferee	Witness

Exhibit B

Notices to Applicable Regulators for Closing
Filings by Enstar
Pre-Closing Notices:
Prudential Regulation Authority (UK)
Financial Conduct Authority (UK)
Financial Market Authority (Liechtenstein)
National Bank of Belgium
Post-Closing Notices:
Bermuda Monetary Authority
Lloyd’s of London
Australian Prudential Regulation Authority
Filings by CPPIB
Pre-Closing Notices:
Prudential Regulation Authority (UK)
Financial Conduct Authority (UK)
Financial Market Authority (Liechtenstein)
National Bank of Belgium
Post-Closing Notices:
Bermuda Monetary Authority